SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 18, 2009

Tri-Valley Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-31852	84-0617466
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4550 California Blvd., Suite 600

Bakersfield, California 93309

(Address of principal executive office)

Issuer's telephone number: 661-864-0500

Section 5	Corporate Governance and Management

Item 5.02	Appointment of Principal Officers

On May 18, 2009, Tri-Valley Corporation elected Maston N. Cunningham to be its president and chief operating officer, succeeding F. Lynn Blystone who remains chief executive officer and chairman of the board of Tri-Valley and its five subsidiaries. In addition, Tri-Valley director G. Thomas Gamble has been elected vice chairman of the board of directors.

The prior Form 8-K filing regarding Mr. Cunningham’s election incorrectly reported that he had been elected chief executive officer. He has been elected president and chief operating officer. Mr. Blystone remains chief executive officer and chairman of the board.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2009	TRI-VALLEY CORPORATION /s/ F. Lynn Blystone
F. Lynn Blystone, Chairman of the Board and Chief Executive Officer